Exhibit 10.1

AGREEMENT

This Agreement, dated May 22, 2015 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, “Barington/Macellum”) and The Children’s Place, Inc. (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  Board Matters. The parties hereto agree that the 2015 Annual Meeting of Stockholders (such meeting, including any adjournment or postponement thereof, or other meeting of stockholders held prior to the 2016 Annual Meeting of Stockholders for the election of directors, the “2015 Annual Meeting”) shall be convened on May 22, 2015. If each of the Company’s nominees is elected at the 2015 Annual Meeting, then promptly following the 2015 Annual Meeting, the Board of Directors of the Company (the “Board”) shall take all such action as is necessary to increase the size of the Board by one member and to appoint Robert L. Mettler (the “New Nominee”) as a Class II Director to fill the vacancy so created.  Upon becoming a member of the Board, the New Nominee shall have the same rights and benefits as any other Board member and shall be subject to the same duties, protections and policies of the Company that are applicable to all members of the Board. Furthermore, the New Nominee shall be considered by the Nominating and Corporate Governance Committee for inclusion on committees of the Board in good faith in a manner consistent with other members of the Board, in accordance with past practice, for which purpose his respective qualifications and experience shall be reasonably considered.

2.                  Barington/Macellum Withdrawal and Related Items.  Upon execution of this Agreement, Barington/Macellum hereby irrevocably: (i) withdraws its director nominations submitted to the Company in connection with the 2015 Annual Meeting and agrees not to take any further action in connection with the 2015 Annual Meeting (other than in connection with such withdrawal or as otherwise provided herein); (ii) agrees not to, directly or indirectly, nominate any person for election at the 2015 Annual Meeting, submit any proposal for consideration at, or bring any other business before, the 2015 Annual Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2015 Annual Meeting, (iii) agrees to appear in person or by proxy at the 2015 Annual Meeting and cause all shares of Company common stock (“Common Stock”) beneficially owned by Barington/Macellum to be present for quorum purposes and to vote all shares of Common Stock beneficially owned by Barington/Macellum at the 2015 Annual Meeting in accordance with all recommendations of the Board as reflected in the Company’s definitive proxy statement, and (iv) to cause all proxies held by Barington/Macellum to be present for quorum purposes and to vote for current director Kenneth Reiss, but not for any other nominee (as a result of such nominees being withdrawn), and on all other matters as directed in the proxies held by Barinton/Macellum. Barington/Macellum hereby further agrees that it shall (i) immediately cease any and all solicitation efforts in connection with the 2015 Annual Meeting and (ii) except as provided herein, not vote, deliver or otherwise use any proxies that may have been received by Barington/Macellum or its representatives with respect to the 2015 Annual Meeting. Barington/Macellum shall not permit any of its affiliates to do any of the items set forth in this Section 2 and shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 2.

3.                  Additional Director. Promptly following the 2015 Annual Meeting, the Nominating and Governance Committee and Barington/Marcellum shall work in good faith and each use their commercially reasonable best efforts to identify and appoint to the Board as promptly as reasonably practicable, and in any event within 120 days of the date hereof, an additional independent Director (hereinafter, the “Additional Director”) mutually acceptable to each of the Company, Barington Companies Equity Partners, L.P. and Macellum Advisors GP, LLC. Upon becoming a member of the Board, the Additional Director shall serve as Class II Director and have the same rights and benefits as any other Board member and shall be subject to the same duties, protections and policies of the Company that are applicable to all members of the Board. Furthermore, the Additional Director shall be considered by the Nominating and Corporate Governance Committee for inclusion on committees of the Board in good faith in a manner consistent with other members of the Board, in accordance with past practice, for which purpose his or her respective qualifications and experience shall be reasonably considered.

4.                  Representations and Warranties of All Parties; Representations and Warranties of Barington/Macellum.  Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between Barington/Macellum and the Company or affiliates thereof.

5.                  Confidentiality Obligations. Consistent with his obligation as a director of the Company to maintain the confidentiality of any confidential non-public information concerning the Company (“Confidential Company Information”), the New Nominee agrees that he will not disclose or discuss any Confidential Company Information with any officer, director, employee, adviser or other person associated with Barington/Marcellum. Without limiting the foregoing, the New Nominee agrees that any communications between the New Nominee, on the one hand, and any officer, director, employee, adviser or other person associated with Barington/Marcellum, on the other, shall be conducted in a manner consistent with the New Nominee’s fiduciary duties to the Company and in compliance with all policies of the Company that are applicable to members of the Board. Barington/Marcellum will not request or cause the New Nominee to engage in any communication in violation of this Section 5.

6.                  Remedies; Forum and Governing Law.  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

7.                  Press Release. The parties agree that the Company and Barington/Macellum shall jointly issue a press release prior to the 2015 Annual Meeting announcing the terms of this agreement, in the form attached hereto as Exhibit A.

8.                  No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.                  Further Assurances. From and after the execution of this letter agreement until the completion of the 2015 Annual Meeting, Barington/Macellum agree that it will not, and will not permit any of its affiliates to, take any action contrary to the Company’s solicitation of proxies in connection with the 2015 Annual Meeting, and shall cooperate with the Company in good faith in order implement and carry out the intent of this letter agreement.

10.              Entire Agreement.  This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

11.              Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
Facsimile:	(201) 558-2840
Attention:	Bradley P. Cost, Esq.
Senior Vice President, General Counsel
Email:	bcost@childrensplace.com

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison, LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Robert B. Schumer
Steven J. Williams
Facsimile:	212-757-3990
Email:	rschumer@paulweiss.com
swilliams@paulweiss.com

If to Barington/Macellum:

Macellum Advisors GP, LLC
99 Hudson Street, 5th Floor
New York, New York 10013
Attention:	Jonathan Duskin
Email:	jduskin@macellumcap.com

Barington Companies Equity Partners, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019
Attention:	James A. Mitarotonda
Facsimile:	212-586-7684
Email:	jmitarotonda@barington.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Steve Wolosky
Facsimile:  212-451-2300
Email:        swolosky@olshanlaw.com

12.              Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.              Counterparts.  This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

14.              Successors and Assigns. This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

15.              No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

16.              Fees and Expenses.  Within five (5) business days following the completion of the 2015 Annual Meeting, the Company shall reimburse Barington/Macellum, by certified check or wire transfer of immediately available funds, for all of its out-of-pocket costs, fees and expenses incurred and paid by Barington/Macellum in connection with, relating to or resulting from its efforts and actions, and any preparations thereof, prior to the execution and delivery of this Agreement, including, without limitation, its communications with the Board and the Company’s management, its Schedule 14A, its nomination notice pursuant to the bylaws of the Company, its preparation and mailing of a definitive proxy statement and other soliciting materials, this Agreement and all other activities and matters relating to the foregoing; provided, that the amount of costs, fees and expenses so reimbursed shall not exceed $500,000. Upon request, an officer of Barington Capital Group, L.P. or Macellum Capital Management, LLC shall certify to the Company in writing that such funds were solely used to cover the out-of-pocket costs, fees and expenses incurred by Barington/Macellum in connection with the matters described in the preceding sentence. Except as provided in this Section 16, neither the Company, on the one hand, nor Barington/Macellum on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

17.              Other Matters. The Company shall prepare the Form 8-K being filed with respect to the terms of this letter agreement and shall give Barington/Macellum and its counsel a draft of the Form 8-K in advance of filing and shall consider in good faith their reasonable comments with respect thereto. The parties also agree that the Form 8-K with respect to voting on Directors, and any other such disclosure by the Company shall, except as required by law, include the voting results for only the candidates standing for election.

18.              Interpretation and Construction.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

THE CHILDREN’S PLACE, INC.

By:	/s/ Bradley P. Cost
Name:	Bradley P. Cost
Title:	Senior Vice President &
General Counsel

[Signature Page to Agreement between Barington/Macellum and The Children’s Place]

Accepted and agreed as of the date first written above:

MACELLUM SPV II, LP

By:	Macellum Advisors GP, LLC,
its General Partner

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MACELLUM ADVISORS GP, LLC

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MACELLUM CAPITAL MANAGEMENT, LLC

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MCM MANAGERS, LLC

By:	MCM Management, LLC,
its Managing Member

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MCM MANAGEMENT, LLC

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

[Signature Page to Agreement between Barington/Macellum and The Children’s Place]

JONATHAN DUSKIN

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By:	Barington Companies Investors, LLC,
its general partner

By:	/s/ James A. Mitarotonda
Name:	James Mitarotonda
Title:	Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By:	/s/ James A. Mitarotonda
Name:	James Mitarotonda
Title:	Managing Member

BARINGTON CAPITAL GROUP, L.P.
By:	LNA Capital Corp.,
its general partner

By:	/s/ James A. Mitarotonda
Name:	James Mitarotonda
Title:	Managing Member

LNA CAPITAL CORP.

By:	/s/ James A. Mitarotonda
Name:	James Mitarotonda
Title:	Managing Member

JAMES A. MITAROTONDA

By:	/s/ James A. Mitarotonda
Name:	James Mitarotonda

With respect to Section 5 of the Agreement only:

ROBERT L. METTLER

By:	/s/ Robert L. Mettler
Name:	Robert L. Mettler

[Signature Page to Agreement between Barington/Macellum and The Children’s Place]

Schedule A

Macellum SPV II, LP

Macellum Advisors GP, LLC

Macellum Capital Management, LLC

MCM Manager, LLC

MCM Management, LLC

Jonathan Duskin

Barington Companies Equity Partners, L.P.

Barington Companies Investors, LLC

Barington Capital Group, L.P.

LNA Capital Corp.

James A. Mitarotonda

Robert L. Mettler